Exhibit 99.1

NEWS RELEASE
PARSLEY ENERGY ANNOUNCES THIRD QUARTER 2020 FINANCIAL AND OPERATING RESULTS
AUSTIN, Texas, October 28, 2020 – Parsley Energy, Inc. (NYSE: PE) (“Parsley,” “Parsley Energy,” or the “Company”) today announced financial and operating results for the quarter ended September 30, 2020.
Recent Highlights
•Generated positive free cash flow(1) in 3Q20.
•Paid 3Q20 quarterly dividend of $0.05 per share on September 18, 2020 and declared 4Q20 quarterly dividend of $0.05 per share(2) payable on December 18, 2020.
•3Q20 net oil production decreased 1% quarter-over-quarter and increased 21% year-over-year to 111.0 MBo per day. Total 3Q20 net production averaged 183.2 MBoe per day.
•Recently announced a definitive merger agreement to be acquired by Pioneer Natural Resources Company (“Pioneer”) in an all-stock transaction valued at approximately $7.6 billion, inclusive of assumed debt, expected to close in 1Q21.
Operational Update
During the third quarter of 2020, the Company placed on production 26 gross operated horizontal wells. Parsley’s average working interest on wells placed on production was approximately 88%, with an average completed lateral length of approximately 9,700 feet. The Company placed on production 15 gross operated horizontal wells in the Midland Basin, with the remainder placed on production in the Delaware Basin.
After reactivating development activity in July, Parsley delivered steady improvements in drilling and completion efficiency(3) within each basin. Notably, in the Delaware Basin, Parsley drilled its first two three-mile lateral wells in under 29 days each, which helped drive a new Company-record for Delaware drilling efficiency in 3Q20. Parsley attributes these recent drilling efficiency gains to enhancements made to the Company’s remote operational command center during the activity shutdown in May and June. As operational efficiency gains take hold, the Company is delivering leading edge well costs below $850 per foot in the Delaware Basin.
In line with prior Company commentary, Parsley deployed two additional rigs in late October, bringing the current number of active operated rigs to four. The Company expects to continue operating four rigs and one-to-two frac spreads for the remainder of 2020.
Financial Update
Profitability
During 3Q20, the Company recorded net income attributable to its stockholders of $22.6 million, or $0.06 per share. Excluding, on a tax-adjusted basis, certain items that the Company does not view as indicative of its ongoing financial performance, adjusted net income for 3Q20 was $82.6 million, or $0.22 per share.(1)
Adjusted earnings before interest, income taxes, depreciation, depletion, amortization, and exploration expense (“Adjusted EBITDAX”) for 3Q20 was $290.2 million.(1)
Realized Pricing
During 3Q20, Parsley reported an average unhedged oil price realization of $37.19 per Bbl net of transportation costs, representing a discount of $3.73 to the average WTI Cushing price(4) for the quarter.
Operating Costs
During the third quarter of 2020, the Company reported lease operating expense (“LOE”) per Boe of $3.19, down 14% versus 2Q20 expense levels despite stable production volumes. Favorable LOE unit cost trends were driven by supplier price reductions and continued utilization of the Company’s integrated water handling system.
Both general and administrative expense (“G&A”) per Boe and cash based G&A per Boe(1), which excludes stock-based compensation expense, decreased quarter-over-quarter to $1.97 and $1.59, respectively. Encouraging G&A cost trends are a function of ongoing corporate cost savings initiatives.

Capital Expenditures
Parsley reported capital expenditures of $85 million during the third quarter of 2020, comprised of $84 million for operated drilling, completion, and equipment activity, and $1 million associated with water infrastructure and non-operated development activity.
Return of Capital Program
Today, Parsley Energy’s board of directors declared a quarterly dividend of $0.05 per share.(2) The dividend is payable on December 18, 2020, to shareholders of record on December 8, 2020.
Liquidity and Hedging
The Company entered into an amendment to its revolving credit agreement on October 19, 2020, which reaffirmed its borrowing base at $2.7 billion and increased the elected commitment amount from $1.075 billion to $1.1 billion.
As of September 30, 2020, Parsley had approximately $767.7 million of liquidity, consisting of $4.7 million of cash and cash equivalents and an availability of $763.0 million on the Company’s revolver.(5)
For details on Parsley’s hedge position, please see the tables below under Supplemental Information and/or, upon availability, the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2020.
Guidance
In light of Parsley’s recent entry into a definitive merger agreement with Pioneer, Parsley has discontinued providing guidance and long-term outlook information regarding its results of operations. Further, Parsley does not intend to update previously issued guidance and long-term outlook information, including the guidance provided in the Company’s presentation posted to its website on September 8, 2020. Accordingly, investors are cautioned not to rely on historical forward-looking statements regarding guidance and long-term outlook information, as those forward-looking statements were the estimates of management only as of the date provided, have not and will not be updated and were subject to the specific risks and uncertainties that accompanied such forward-looking statements.
Conference Call Information
Parsley Energy will host a brief conference call and webcast to discuss its results for the third quarter of 2020 on Thursday, October 29, 2020 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). This conference call and webcast will not include a question and answer session. Participants should call 877-709-8150 (United States/Canada) or 201-689-8354 (International) 10 minutes before the scheduled time and request the Parsley Energy earnings conference call. A telephone replay will be available through November 5, 2020 by dialing 877-660-6853 (United States/Canada) or 201-612-7415 (International). Conference ID: 13710926. A live broadcast will also be available on the Internet at www.parsleyenergy.com under the “Investors-Events & Presentations” section of the website.
About Parsley Energy, Inc.
Parsley Energy, Inc. is an independent oil and natural gas company focused on the acquisition, development, exploration, and production of unconventional oil and natural gas properties in the Permian Basin. For more information, visit the Company’s website at www.parsleyenergy.com.
Forward Looking Statements
Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Parsley Energy’s expectations or beliefs concerning future events, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Parsley Energy’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Parsley Energy does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Parsley Energy to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The risk factors and other factors noted in the Company’s SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement.

Investor Contacts:
Kyle Rhodes
Vice President - Investor Relations
or
Dan Guill
Investor Relations Analyst

ir@parsleyenergy.com
(512) 505-5199
Media and Public Affairs Contacts:
Kate Zaykowski
Manager - Public Affairs and Corporate Communications
media@parsleyenergy.com
(512) 220-7100

- Tables to Follow -

(1)
“Cash based G&A per Boe”, “Adjusted EBITDAX”, “free cash flow”, and “adjusted net income” are not presented in accordance with generally accepted accounting principles in the United States (“GAAP”). For definitions and reconciliations of the non-GAAP financial measures of Adjusted EBITDAX, free cash flow, and adjusted net income to GAAP financial measures, please see the tables and associated commentary below under Reconciliation of Non-GAAP Financial Measures.

(2)	Dividend to be paid to all Company equity holders, including shareholders of Class A common stock and holders of Parsley Energy, LLC units/Class B common stock.
(3)
"Drilling efficiency" is measured based on drilled feet per operational day. “Completion efficiency” is measured based on stimulated lateral length per operational day. "Operational days" are measured as days equipment is active and do not include mobilization or other idle time.

(4)	Represents Bloomberg-sourced 3Q20 average WTI Cushing price.
(5)	Revolver availability is net of letters of credit.

Parsley Energy, Inc. and Subsidiaries
Selected Operating Data
(Unaudited)

	Three Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019
Net production volumes:
Oil (MBbls)	10,213	10,242	8,440
Natural gas (MMcf)	18,371	16,949	14,475
Natural gas liquids (MBbls)	3,581	3,600	2,983
Total (MBoe)	16,856	16,667	13,836
Average daily net production (Boe/d)	183,217	183,154	150,391
Average sales prices(1) :
Oil, without realized derivatives (per Bbl)	$37.19	$18.30	$55.16
Oil, with realized derivatives (per Bbl)	$35.73	$31.47	$54.12
Natural gas, without realized derivatives (per Mcf)	$1.02	$0.71	$0.59
Natural gas, with realized derivatives (per Mcf)	$0.92	$0.65	$0.64
Natural gas liquids (per Bbl)	$12.87	$5.10	$11.08
Average price per Boe, without realized derivatives	$26.38	$13.07	$36.65
Average price per Boe, with realized derivatives	$25.38	$21.10	$36.07
Average costs (per Boe):
Lease operating expenses	$3.19	$3.69	$3.30
Transportation and processing costs	$1.32	$0.87	$0.87
Production and ad valorem taxes	$1.88	$1.40	$2.76
Depreciation, depletion and amortization	$7.60	$7.65	$15.30
General and administrative expenses (including stock-based compensation)	$1.97	$2.21	$2.65
General and administrative expenses (cash based)	$1.59	$1.81	$2.28

(1)	Average prices shown in the table reflect prices both before and after the effects of the Company’s realized commodity hedging transactions. The Company’s calculations of such effects include both realized gains and losses on cash settlements for commodity derivative transactions and premiums paid or received on options that settled during the period. Realized oil prices are net of transportation costs.

Parsley Energy, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except for per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
REVENUES
Oil sales	$379,804	$465,549	$1,089,423	$1,292,563
Natural gas sales	18,729	8,566	35,966	23,159
Natural gas liquids sales	46,095	33,041	96,894	115,138
Other	2,761	2,995	10,119	5,503
Total revenues	447,389	510,151	1,232,402	1,436,363
OPERATING EXPENSES
Lease operating expenses	53,696	45,719	188,853	129,587
Transportation and processing costs	22,182	12,052	50,942	26,917
Production and ad valorem taxes	31,709	38,235	92,254	96,386
Depreciation, depletion and amortization	128,045	211,737	530,190	584,023
General and administrative expenses (including stock-based compensation)	33,282	36,718	106,052	109,662
Exploration and abandonment costs	7,983	11,988	571,616	35,054
Impairment	—	—	4,374,253	—
Acquisition costs	278	—	15,296	—
Accretion of asset retirement obligations	497	373	1,414	1,071
Rig termination costs	(202)	—	14,904	—
Loss (gain) on sale of property	357	(1,887)	332	(1,887)
Restructuring and other termination costs	8,134	—	45,431	1,562
Other operating expenses	5,202	2,175	16,802	3,563
Total operating expenses	291,163	357,110	6,008,339	985,938
OPERATING INCOME (LOSS)	156,226	153,041	(4,775,937)	450,425
OTHER INCOME (EXPENSE)
Interest expense, net	(40,456)	(33,578)	(122,589)	(100,177)
Gain (loss) on early extinguishment of debt	56	—	(21,037)	—
(Loss) gain on derivatives	(87,021)	56,552	178,665	(43,574)
Change in TRA liability	—	—	70,529	—
Interest income	16	216	285	610
Other expense	(928)	(1,678)	(4,794)	(905)
Total other (expense) income, net	(128,333)	21,512	101,059	(144,046)
INCOME (LOSS) BEFORE INCOME TAXES	27,893	174,553	(4,674,878)	306,379
INCOME TAX (EXPENSE) BENEFIT	(3,129)	(34,953)	574,017	(59,788)
NET INCOME (LOSS)	24,764	139,600	(4,100,861)	246,591
LESS: NET (INCOME) LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(2,125)	(19,890)	400,684	(35,010)
NET INCOME (LOSS) ATTRIBUTABLE TO PARSLEY ENERGY, INC. STOCKHOLDERS	$22,639	$119,710	$(3,700,177)	$211,581

Net income (loss) per common share:
Basic	$0.06	$0.43	$(9.91)	$0.76
Diluted	$0.06	$0.43	$(9.91)	$0.76
Weighted average common shares outstanding:
Basic	377,452	279,961	373,503	279,491
Diluted	378,160	280,547	373,503	279,954

Parsley Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	September 30, 2020	December 31, 2019
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,662	$20,739
Accounts receivable, net of allowance for doubtful accounts:
Joint interest owners and other	30,582	48,785
Oil, natural gas and natural gas liquids	141,720	192,216
Related parties	188	183
Short-term derivative instruments, net	81,280	127,632
Other current assets	11,461	8,818
Total current assets	269,893	398,373
PROPERTY, PLANT AND EQUIPMENT
Oil and natural gas properties, successful efforts method	7,533,203	11,272,124
Accumulated depreciation and depletion	(249,704)	(2,117,963)
Total oil and natural gas properties, net	7,283,499	9,154,161
Other property, plant and equipment, net	195,449	170,306
Total property, plant and equipment, net	7,478,948	9,324,467
NONCURRENT ASSETS
Operating lease assets, net of accumulated depreciation	85,867	128,529
Long-term derivative instruments, net	3,239	—
Other noncurrent assets	6,989	4,845
Total noncurrent assets	96,095	133,374
TOTAL ASSETS	$7,844,936	$9,856,214

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$280,055	$416,346
Revenue and severance taxes payable	176,618	154,556
Short-term derivative instruments, net	107,725	158,522
Current operating lease liabilities	40,029	61,198
Other current liabilities	3,886	5,002
Total current liabilities	608,313	795,624
NONCURRENT LIABILITIES
Long-term debt	2,996,015	2,182,832
Deferred tax liabilities	8,581	193,409
Operating lease liabilities	50,259	69,195
Payable pursuant to tax receivable agreement	—	70,529
Long-term derivative instruments, net	24,621	—
Asset retirement obligations	27,622	20,538
Financing lease liabilities	1,670	1,320
Other noncurrent liabilities	428	119
Total noncurrent liabilities	3,109,196	2,537,942
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued and outstanding	—	—
Common stock
Class A, $0.01 par value, 600,000,000 shares authorized, 379,339,004 shares issued and 378,610,172 shares outstanding at September 30, 2020 and 282,260,133 shares issued and 281,241,443 shares outstanding at December 31, 2019	3,793	2,822
Class B, $0.01 par value, 125,000,000 shares authorized, 34,201,316 and 35,420,258 shares issued and outstanding at September 30, 2020 and December 31, 2019	342	355
Additional paid in capital	6,971,249	5,200,795
(Accumulated deficit) retained earnings	(3,148,317)	570,889
Treasury stock, at cost, 728,832 shares and 1,018,690 shares at September 30, 2020 and December 31, 2019	(11,165)	(17,428)
Total stockholders' equity	3,815,902	5,757,433
Noncontrolling interests	311,525	765,215
Total equity	4,127,427	6,522,648
TOTAL LIABILITIES AND EQUITY	$7,844,936	$9,856,214

Parsley Energy, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$24,764	$139,600	$(4,100,861)	$246,591
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	128,045	211,737	530,190	584,023
Leasehold abandonments and impairments	7,933	11,885	564,445	34,074
Impairment of long-lived assets	—	—	4,374,253	—
Accretion of asset retirement obligations	497	373	1,414	1,071
Loss (gain) on sale of property	357	(1,887)	332	(1,887)
(Gain) loss on early extinguishment of debt	(56)	—	21,037	—
Stock-based compensation	6,564	5,175	24,342	15,473
Deferred income tax expense (benefit)	3,129	34,953	(574,017)	59,788
Change in TRA liability	—	—	(70,529)	—
Loss (gain) on derivatives	87,021	(56,552)	(178,665)	43,574
Net cash (paid) received for derivative settlements	(10,780)	2,023	132,816	(13,088)
Net cash (paid) received for option premiums	(6,128)	(11,712)	42,758	(35,321)
Other	699	3,517	2,940	5,140
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(21,386)	(30,727)	145,238	(44,144)
Accounts receivable—related parties	4,076	511	(5)	(287)
Other current assets	(5,067)	(2,183)	(4,097)	5,062
Other noncurrent assets	820	531	2,632	(274)
Accounts payable and accrued expenses	823	14,838	(175,528)	33,303
Revenue and severance taxes payable	5,957	3,277	22,062	8,143
Other noncurrent liabilities	118	59	309	59
Net cash provided by operating activities	227,386	325,418	761,066	941,300
CASH FLOWS FROM INVESTING ACTIVITIES:
Development of oil and natural gas properties	(65,532)	(343,988)	(630,853)	(1,081,182)
Acquisitions of oil and natural gas properties	(2,400)	(9,250)	(14,344)	(33,841)
Cash acquired from the Jagged Peak acquisition	—	—	53,347	—
Additions to other property and equipment	(8,976)	(244)	(12,138)	(28,155)
Proceeds from sales of property, plant and equipment	308	3,074	2,689	40,967
Other	6	732	(2,482)	5,221
Net cash used in investing activities	(76,594)	(349,676)	(603,781)	(1,096,990)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under long-term debt	136,000	175,000	1,421,000	462,000
Payments on long-term debt	(262,934)	(200,000)	(1,507,534)	(447,000)
Payments on financing lease obligations	(642)	(696)	(1,941)	(2,126)
Debt issuance costs	(120)	—	(11,897)	—
Repurchase of common stock	(89)	(20)	(11,165)	(5,672)
Dividends and distributions paid	(20,610)	(9,465)	(61,825)	(9,465)
Distributions to owners from consolidated subsidiary	—	—	—	(603)
Net cash used in financing activities	(148,395)	(35,181)	(173,362)	(2,866)
Net increase (decrease) in cash, cash equivalents and restricted cash	2,397	(59,439)	(16,077)	(158,556)
Cash, cash equivalents and restricted cash at beginning of period	2,265	64,099	20,739	163,216
Cash, cash equivalents and restricted cash at end of period	$4,662	$4,660	$4,662	$4,660
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$(41,600)	$(13,610)	$(118,009)	$(71,774)
Cash received for income taxes	$—	$—	$—	$240
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES:
Asset retirement obligations incurred, including changes in estimate	$532	$411	$4,448	$1,619
Additions to oil and natural gas properties - change in capital accruals	$19,367	$(25,695)	$(102,872)	$15,429
Common stock issued for oil and natural gas properties	$—	$—	$1,776,199	$—
Net premiums on options that settled during the period	$7,156	$(11,765)	$5,922	$(31,513)

Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDAX
Adjusted EBITDAX is not a measure of net income (loss) as determined by GAAP. Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by the Company’s management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDAX as net income (loss) before depreciation, depletion and amortization, exploration and abandonment costs, net interest expense, interest income, income tax expense, change in Tax Receivable Agreement (“TRA”) liability, stock-based compensation, acquisition costs, impairment on long-lived assets, (gain) loss on early extinguishment of debt, gain on sale of property, rig termination costs, restructuring and other termination costs, accretion of asset retirement obligations, loss (gain) on derivatives, net settlements on derivative instruments, net premiums on options that settled during the period and other.
Management believes Adjusted EBITDAX is useful because it allows the Company to more effectively evaluate its operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. The Company excludes the items listed above from net loss in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structure, and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net loss as determined in accordance with GAAP or as an indicator of the Company’s operating performance. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. The Company’s computations of Adjusted EBITDAX may not be comparable to other similarly titled measures of other companies. The Company believes that Adjusted EBITDAX is useful to investors as a widely followed measure of operating performance.
The following table presents a reconciliation of Adjusted EBITDAX to the GAAP financial measure of net income (loss) attributable to Parsley Energy, Inc. stockholders for each of the periods indicated.
Parsley Energy, Inc. and Subsidiaries
Adjusted EBITDAX
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Adjusted EBITDAX reconciliation to net income (loss) attributable to Parsley Energy, Inc. stockholders:
Net income (loss) attributable to Parsley Energy, Inc. stockholders	$22,639	$119,710	$(3,700,177)	$211,581
Net income (loss) attributable to noncontrolling interests	2,125	19,890	(400,684)	35,010
Depreciation, depletion and amortization	128,045	211,737	530,190	584,023
Exploration and abandonment costs	7,983	11,988	571,616	35,054
Interest expense, net	40,456	33,578	122,589	100,177
Interest income	(16)	(216)	(285)	(610)
Income tax expense	3,129	34,953	(574,017)	59,788
EBITDAX	204,361	431,640	(3,450,768)	1,025,023
Change in TRA liability	—	—	(70,529)	—
Stock-based compensation	6,564	5,175	19,592	15,473
Acquisition costs	278	—	15,296	—
Impairment on long-lived assets	—	—	4,374,253	—
(Gain) loss on early extinguishment of debt	(56)	—	21,037	—
Gain on sale of property	357	(1,887)	332	(1,887)
Rig termination costs	(202)	—	14,904	—
Restructuring and other termination costs	8,134	—	45,431	1,562
Accretion of asset retirement obligations	497	373	1,414	1,071
Loss (gain) on derivatives	87,021	(56,552)	(178,665)	43,574
Net settlements on derivative instruments	(23,900)	3,686	158,628	(13,108)
Net premiums on options that settled during the period	7,156	(11,765)	5,922	(31,513)
Other	—	—	2,142	—
Adjusted EBITDAX	$290,210	$370,670	$958,989	$1,040,195

Free Cash Flow
Free cash flow is not a measure of net cash provided by operating activities as determined by GAAP. Free cash flow is a supplemental non-GAAP financial measure that is used by the Company, analysts and investors as an indicator of the Company’s ability to manage its operating cash flow, internally fund its exploration and development activities, pay dividends, and to service or incur additional debt, without regard to the timing of settlement of either operating assets and liabilities or accounts payable related to capital expenditures. The Company believes that this measure, as so adjusted, presents a meaningful indicator of the Company’s actual sources and uses of capital associated with its operations conducted during the applicable period. The Company defines free cash flow as net cash provided by operating activities before changes in operating assets and liabilities, net of acquisitions and acquisition and cash restructuring costs related to the acquisition of Jagged Peak, less accrual-based development capital expenditures. The amounts included in the calculation of free cash flow were computed in accordance with GAAP.
Free cash flow is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in the Company’s condensed consolidated financial statements prepared in accordance with GAAP (including the notes), included in its SEC filings and posted on its website. The following table provides a reconciliation of free cash flow to the GAAP financial measure of net cash provided by operating activities.
Parsley Energy, Inc. and Subsidiaries
Free Cash Flow
(Unaudited, in thousands)

	Three Months Ended September 30,
	2020	2019
Net cash provided by operating activities	$227,386	$325,418
Net change in operating assets and liabilities, net of acquisitions	14,659	13,694
Acquisition costs related to the acquisition of Jagged Peak	278	—
Restructuring costs related to the acquisition of Jagged Peak (excluding non-cash)	58	—
Total discretionary cash flow	242,381	339,112

Development of oil and natural gas properties	(65,532)	(343,988)
Additions to oil and natural gas properties - (increase) decrease in capital accruals	(19,367)	25,695
Total accrual-based development capital expenditures	(84,899)	(318,293)
Free cash flow	$157,482	$20,819

Adjusted Net Income
Adjusted net income is not a measure of net income (loss) determined in accordance with GAAP. Adjusted net income is a supplemental non-GAAP performance measure used by the Company’s management to evaluate financial performance, prior to loss (gain) on derivatives, net settlements on derivative instruments, net premiums on options that settled during the period, loss (gain) on sale of property, rig termination costs, restructuring and other termination costs, exploration and abandonment costs, impairment of long-lived assets, acquisition costs, change in TRA liability, (gain) loss on early extinguishment of debt, and other, while adjusting for changes in noncontrolling interests, the associated changes in estimated income tax and changes to deferred tax asset valuation allowance. Management believes adjusted net income is useful because it may enhance investors’ ability to assess Parsley’s historical and future financial performance. Adjusted net income should not be considered an alternative to, or more meaningful than, consolidated net income (loss), operating income (loss), or any other measure of financial performance presented in accordance with GAAP. The following table presents a reconciliation of the non-GAAP financial measure of adjusted net income to the GAAP financial measure of net income (loss) attributable to Parsley Energy, Inc. stockholders.
Parsley Energy, Inc. and Subsidiaries
Adjusted Net Income and Net Income Per Share
(Unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income (loss) attributable to Parsley Energy, Inc. stockholders	$22,639	$119,710	$(3,700,177)	$211,581
Adjustments:
Loss (gain) on derivatives	87,021	(56,552)	(178,665)	43,574
Net settlements on derivative instruments	(23,900)	3,686	158,628	(13,108)
Net premiums on options that settled during the period	7,156	(11,765)	5,923	(31,513)
Loss (gain) on sale of property	357	(1,887)	332	(1,887)
Rig termination costs	(202)	—	14,904	—
Restructuring and other termination costs	8,134	—	45,431	1,562
Exploration and abandonment costs	7,983	11,988	571,616	35,054
Impairment of long-lived assets	—	—	4,374,253	—
Acquisition costs	278	—	15,296	—
Change in TRA liability	—	—	(70,529)	—
(Gain) loss on early extinguishment of debt	(56)	—	21,037	—
Other	—	—	2,142	—
Change in noncontrolling interests	(7,473)	6,106	(425,398)	(4,113)
Income taxes on above adjustments(1)	(19,336)	10,675	(351,629)	(6,565)
Adjustment to deferred tax asset valuation allowance(2)	—	—	(284,727)	—
Adjusted net income	$82,601	$81,961	$198,437	$234,585
Net income (loss) per diluted share - as reported(1)	$0.06	$0.43	$(9.91)	$0.76
Adjustments:
Loss (gain) on derivatives	$0.23	$(0.20)	$(0.48)	$0.16
Net settlements on derivative instruments	(0.06)	0.01	0.42	(0.05)
Net premiums on options that settled during the period	0.02	(0.04)	0.02	(0.11)
Loss (gain) on sale of property	—	(0.01)	—	(0.01)
Rig termination costs	—	—	0.04	—
Restructuring and other termination costs	0.02	—	0.12	0.01
Exploration and abandonment costs	0.02	0.04	1.53	0.13
Impairment of long-lived assets	—	—	11.70	—
Acquisition costs	—	—	0.04	—
Change in TRA liability	—	—	(0.19)	—
Loss on early extinguishment of debt	—	—	0.06	—
Other	—	—	0.01	—
Change in noncontrolling interests	(0.02)	0.02	(1.14)	(0.01)
Income taxes on above adjustments	(0.05)	0.04	(0.93)	(0.04)
Adjustment to deferred tax asset valuation allowance	—	—	(0.76)	—
Adjusted net income per diluted share(4)	$0.22	$0.29	$0.53	$0.84
Basic weighted average shares outstanding - as reported(3)	377,452	279,961	373,503	279,491
Effect of dilutive securities:
Class B Common Stock	—	—	—	—
Restricted Stock and Restricted Stock Units	708	586	—	463
Diluted weighted average shares outstanding - as reported(3)	378,160	280,547	373,503	279,954
Effect of dilutive securities:
Class B Common Stock	—	—	—	—
Restricted Stock and Restricted Stock Units	—	—	304	—
Diluted weighted average shares outstanding for adjusted net income(4)	378,160	280,547	373,807	279,954

(1)	The assumed income tax rate is 22% and 20% for the three and nine months ended September 30, 2020 and 2019, respectively.
(2)	Deferred tax valuation allowance has been adjusted to reflect the assumed income tax rate of 22%.
(3)
For the three and nine months ended September 30, 2020 and the nine months ended September 30, 2019, the number of weighted average diluted shares used to calculate actual net income (loss) per share is based on the fact that, under the “if converted” and “treasury stock” methods, Class B Common Stock and shares of restricted stock and restricted stock units, respectively, were not recognized because the effect would have been antidilutive. For the nine months ended September 30, 2019, the number of weighted average diluted shares used to calculate actual net income (loss) per share is based on the fact that, under the “if converted” method, Class B Common Stock was not recognized because the effect would have been antidilutive.

(4)	For purposes of calculating adjusted net income per diluted share for the three and nine months ended September 30, 2020 and 2019, Class B Common Stock was not recognized because the shares would have been antidilutive using the “if converted” method.

Open Derivatives Position
Parsley Energy, Inc. and Subsidiaries
Open Crude Oil Derivatives Positions(1)

	4Q20	1Q21	2Q21	3Q21	4Q21	1Q22
CUSHING
Swaps - Cushing (MBbls/d)(2)	11.0
Swap Price ($/Bbl)	$57.87
MIDLAND
Three Way Collars - Midland (MBbls/d)(3)	13.8
Short Call Price ($/Bbl)	$51.65
Long Put Price ($/Bbl)	$35.66
Short Put Price ($/Bbl)	$25.66
Two Way Collars - Midland (MBbls/d)(4)	6.5
Short Call Price ($/Bbl)	$48.00
Long Put Price ($/Bbl)	$43.00
Swaps - Midland (MBbls/d)(2)	3.3	5.0	5.0	5.0	5.0
Swap Price ($/Bbl)	$32.60	$40.50	$40.50	$40.50	$40.50
MAGELLAN EAST HOUSTON (“MEH”)
Three Way Collars - MEH (MBbls/d)(3)	24.1	20.3	20.2	9.4	9.4
Short Call Price ($/Bbl)	$51.22	$59.43	$59.39	$51.29	$51.29
Long Put Price ($/Bbl)	$37.23	$49.32	$49.30	$41.55	$41.55
Short Put Price ($/Bbl)	$27.23	$39.32	$39.30	$31.55	$31.55
Put Spreads - MEH (MBbls/d)(5)	17.9
Long Put Price ($/Bbl)	$40.00
Short Put Price ($/Bbl)	$30.00
Swaps - MEH (MBbls/d)(2)	15.7	45.0	45.0	45.0	45.0	20.0
Swap Price ($/Bbl)	$39.28	$40.54	$40.54	$40.54	$40.54	$43.81
BRENT
Two Way Collars - Brent (MBbls/d)(4)	6.5
Short Call Price ($/Bbl)	$52.30
Long Put Price ($/Bbl)	$47.30
Swaps - Brent (MBbls/d)(2)	6.3	22.0	22.0	22.0	22.0
Swap Price ($/Bbl)	$47.40	$44.46	$44.46	$44.46	$44.46
Total Hedged Volumes (MBbls/d)	105.1	92.3	92.2	81.4	81.4	20.0
Premium Realization ($MM)(6)	$7.2	$(2.6)	$(2.6)	$(1.4)	$(1.4)
Midland-Cushing Basis Swaps (MBbls/d)(7)	14.0
Basis Differential ($/Bbl)	$(1.44)
Rollfactor Swaps (MBbls/d)(8)	52.2	10.0
Swap Price ($/Bbl)	$(2.09)	$(0.45)

Parsley Energy, Inc. and Subsidiaries
Open Natural Gas Derivatives Positions(1)

	4Q20	1Q21	2Q21	3Q21	4Q21	1Q22
WAHA
Swaps - Waha (MMBtu/d)(2)	78,152	116,667	116,484	116,304	116,304	20,000
Swap Price ($/MMBtu)	$1.40	$2.36	$2.36	$2.36	$2.36	$2.46

(1)	Hedge position as of 10/27/2020. Prices represent the weighted average price of contracts scheduled for settlement during the period.
(2)	Parsley receives the swap price.
(3)	When the reference price (Midland, MEH, or Brent) is at or above the short call price, Parsley receives the short call price. When the reference price is between the long put price and the short put price, Parsley receives the long put price. When the reference price is below the short put price, Parsley receives the reference price plus the difference between the short put price and the long put price.
(4)
When the reference price is above the short call price, Parsley receives the short call price. When the reference price is between the short call price and the put price, Parsley receives the reference price. When the reference price is below the put price, Parsley receives the put price.

(5)
When the reference price is above the long put price, Parsley receives the reference price. When the reference price is between the long put price and the short put price, Parsley receives the long put price. When the reference price is below the short put price, Parsley receives the reference price plus the difference between the short put price and the long put price.

(6)	Premium realizations represent net premiums paid (including deferred premiums), which are recognized as income or loss in the period of settlement.
(7)	Swaps that fix the basis differentials representing the index prices at which the Company sells its oil and gas produced in the Permian Basin less the WTI Cushing price and Henry Hub price, respectively.
(8)	These positions hedge the timing risk associated with Parsley’s physical sales. Parsley generally sells crude oil for the delivery month at a sales price based on the average NYMEX price during that month, plus an adjustment calculated as a spread between the weighted average prices of the delivery month, the next month, and the following month during the period when the delivery month is the first month.

Weighted Average Shares Outstanding

Parsley Energy, Inc. and Subsidiaries
Weighted Average Shares Outstanding
(Unaudited, in thousands)

	Three Months Ended September 30,
	2020	2019

Weighted average common shares outstanding, class A	377,452	279,961
Weighted average common shares outstanding, class B	34,681	35,519
Adjusted weighted average common shares outstanding(1)	412,133	315,480

(1)	PE Units (and a corresponding number of shares of Class B common stock) can be exchanged for Class A common stock at an exchange ratio of one share of Class A common stock for each PE Unit (and corresponding share of Class B common stock) exchanged. As such, assumes the exchange of all outstanding PE Units (and corresponding shares of Class B common stock) for shares of Class A common stock. Excludes potentially dilutive restricted stock and restricted stock units of approximately 0.7 million and 0.6 million shares for the three months ended September 30, 2020 and 2019, respectively.